As filed with the Securities and Exchange Commission on March 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	93-0979187
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11500 South Eastern Avenue, Suite 240

Henderson, Nevada 89052

(Address of Principal Executive Offices; Zip Code)

Spectrum Pharmaceuticals, Inc. 2009 Incentive Award Plan

(Full title of the plan)

Rajesh C. Shrotriya, M.D.

Chairman of the Board and Chief Executive Officer

11500 South Eastern Avenue, Suite 240

Henderson, Nevada 89052

(Name and address of agent for service)

(702) 835-6300

(Telephone number, including area code, of agent for service)

Copies to:

Marc G. Alcser, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value	17,177,894 shares	$6.25	$107,361,837.50	$12,475.45

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares pursuant to the anti-dilution adjustment provisions of the Registrant’s 2009 Incentive Award Plan (the “Plan”), and in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”). Shares of common stock being registered hereunder are accompanied by certain preferred stock purchase rights described in the Rights Agreement dated December 13, 2010 between the Registrant and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation) as rights agent. Until the occurrence of certain prescribed events, such rights are not exercisable, are evidenced by each certificate for the Registrant’s common stock and will be transferred along with and only with its common stock.
(2)	Represents cumulative automatic increases to the number of shares available under the Plan through and effective as of January 1, 2015. Shares of common stock available for issuance under the Plan were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2009 (Registration No. 333-160312).
(3)	In accordance with Rule 457(h) under the Securities Act, the aggregate offering price of the 17,177,894 shares of common stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and the low prices reported by the NASDAQ Stock Market, LLC for the Registrant’s common stock on March 12, 2015, which was $6.25 per share.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SHARES

This Registration Statement relates to an additional 17,177,894 shares of common stock of Spectrum Pharmaceuticals, Inc. reserved for issuance under the 2009 Incentive Award Plan (the “Plan”), pursuant to provisions of the Plan providing for automatic annual increases in the number of shares available for issuance under the Plan effective January 1 of each year and covers aggregate annual increases through January 1, 2015. Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 29, 2009 (Registration No. 333-160312).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 13 day of March 2015.

SPECTRUM PHARMACEUTICALS, INC.

By:	/s/ Rajesh C. Shrotriya, M.D.
Rajesh C. Shrotriya, M.D.
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Spectrum Pharmaceuticals, Inc. do hereby constitute and appoint Rajesh C. Shrotriya and Kurt A. Gustafson, and each of them, individually, our true and lawful attorneys-in-fact and agents, each with full power to act without the other and with full power of substitution and resubstitution, for us or any of us in our names and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and new registration statements relating to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things in our names and in any and all capacities, which such attorneys-in-fact and agents and, any of them, individually, may deem necessary or advisable to enable Spectrum Pharmaceuticals, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we hereby do ratify and confirm all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rajesh C. Shrotriya, M.D. Rajesh C. Shrotriya, M.D.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 13, 2015

/s/ Kurt A. Gustafson Kurt A. Gustafson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 13, 2015

/s/ Dolatrai Vyas, Ph.D. Dolatrai Vyas, Ph.D.	Director	March 13, 2015

/s/ Luigi Lenaz, M.D. Luigi Lenaz, M.D.	Director	March 13, 2015

/s/ Stuart M. Krassner, Sc.D., Psy.D. Stuart M. Krassner, Sc.D., Psy.D.	Director	March 13, 2015

/s/ Anthony E. Maida, III, M.A., M.B.A., Ph.D. Anthony E. Maida, III, M.A., M.B.A., Ph.D.	Director	March 13, 2015

/s/ Raymond W. Cohen Raymond W. Cohen	Director	March 13, 2015

/s/ Gilles Gagnon, M.Sc., M.B.A Gilles Gagnon, M.Sc., M.B.A	Director	March 13, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Certificate of Incorporation, as amended through June 24, 2011. (Filed as Exhibit 3.1 to Form 10-K, as filed with the Securities and Exchange Commission on March 2, 2012, and incorporated herein by reference.)

4.2	Second Amended and Restated Bylaws of Spectrum Pharmaceuticals, Inc. (Filed as Exhibit 3.2 to Form 8-K, as filed with the Securities and Exchange Commission on August 8, 2012, and incorporated herein by reference.)

4.3	2009 Incentive Award Plan. (Filed as Exhibit 99.2 to Form S-8, as filed with the Securities and Exchange Commission on June 29, 2009, Registration No. 333-160312, and incorporated herein by reference.)

4.4	Term Sheet for 2009 Incentive Award Plan Stock Option Award. (Filed as Exhibit 10.8 to Form 10-Q, as filed with the Securities and Exchange Commission on August 13, 2009, and incorporated herein by reference.)

4.5	Term Sheet for 2009 Incentive Award Plan, Nonqualified Stock Option Award Awarded to Non-Employee Directors (Revised July 2012). (Filed as Exhibit 10.2 to Form 10-Q, as filed with the Securities and Exchange Commission on November 9, 2012, and incorporated herein by reference.)

4.6	Term Sheet for 2009 Incentive Award Plan, Restricted Stock Award. (Filed as Exhibit 10.10 to Form 10-Q, as filed with the Securities and Exchange Commission on August 13, 2009, and incorporated herein by reference.)

4.7	Rights Agreement, dated as of December 13, 2010, between Spectrum Pharmaceuticals, Inc. and ComputerShare Trust Company, N.A. (formerly U.S. Stock Transfer Corporation), as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series B Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Rights of Stockholder Rights Plan. (Filed as Exhibit 4.1 to Form 8-K, as filed with the Securities and Exchange Commission on December 13, 2010, and incorporated herein by reference.)

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1 +	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2 +	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1 +	Power of Attorney (included in signature page to this registration statement).

+	Filed herewith.